Exhibit 10.2

EXECUTION COPY

THIRD AMENDMENT TO
LOAN AND SECURITY AGREEMENT

THIS THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT (this“Amendment”), dated as of April 9, 2020 (the “Effective Date”), is entered into by and among Exela Receivables 1, LLC, a Delaware limited liability company (“Borrower”), Exela Technologies, Inc., a Delaware corporation, as servicer (“Initial Servicer”), the persons from time to time party thereto as lenders (“Lenders”), TPG Specialty Lending, Inc., a Delaware corporation (“TSL”), as administrative agent for the Lenders (in such capacity, “Administrative Agent”). This Amendment shall be deemed one of the Transaction Documents referenced in the Loan Agreement.

RECITALS

WHEREAS, Borrower, Initial Servicer, Lenders, Administrative Agent and PNC Bank, National Association are parties to that certain Loan and Security Agreement, dated as of January 10, 2020 (as amended by that certain First Amendment to Loan and Security Agreement, dated as of March 16, 2020 and that certain Second Amendment to Loan and Security Agreement, dated as of March 30, 2020, and as may be further amended, modified or supplemented from time to time, the “Loan Agreement”).

WHEREAS, the Initial Servicer has requested that Administrative Agent and Lenders extend the deadline for the Initial Servicer’s delivery of the audited financial statements for the fiscal year ending December 31, 2019 as set forth below; and

WHEREAS, Administrative Agent and Lenders have agreed to such extension under the Loan Agreement on the terms and subject to the conditions set forth in this Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

ARTICLE I

Definitions

Capitalized terms used in this Amendment are defined in the Loan Agreement unless otherwise stated.

ARTICLE II

Amendments

2.1    Section 8.05(a)(ii) of the Loan Agreement is hereby amended and restated in its entirety as follows:

“(ii) Annual Financial Statements. (x) With respect to the fiscal year ending December 31, 2019, on or before April 13, 2020, and (y) within ninety (90) days after the end of each fiscal year of Parent commencing on the fiscal year ending December 31, 2020, in each case, a consolidated balance sheet of Parent and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of comprehensive income and cash flows for such fiscal year, together with related notes thereto, setting forth in each case in comparative form the figures for the previous fiscal year, in reasonable detail and all prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent registered public accounting firm of nationally recognized standing, which report and opinion (a) shall be prepared in accordance with generally accepted auditing standards and (b) shall not include any qualification, exception or explanatory paragraph expressing substantial doubt about the ability of Parent or any of its Subsidiaries to continue as a going concern or any qualification or exception as to the scope of such audit.”

ARTICLE III

Conditions Precedent

The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent in a manner satisfactory to Administrative Agent, unless specifically waived in writing by Administrative Agent:

1.         Administrative Agent shall have received this Amendment duly executed by Borrower and the Initial Servicer;

2.         No Unmatured Initial Servicer Default, Initial Servicer Default, Unmatured Event of Default or Event of Default is then continuing unless (solely in the case of an Unmatured Initial Servicer Default or Initial Servicer Default) such Unmatured Initial Servicer Default or Initial Servicer Default is a Specified Initial Servicer Default (as defined in that certain;

3.         Borrower’s and Initial Servicer’s representations and warranties set forth herein and in the applicable Transaction Agreement shall be true and correct in all material respects; and

4.         All corporate proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to Administrative Agent.

ARTICLE IV

No Waiver

Nothing contained in this Amendment or any other communication between Administrative Agent (except with respect to the Limited Waiver to Loan and Security Agreement,

dated March 16, 2020 (the “Limited Waiver”)), Borrower, Initial Servicer and/or any Lender shall be a consent or waiver of any past, present or future condition, violation, Unmatured Initial Servicer Default, Initial Servicer Default, Unmatured Event of Default or Event of Default of Borrower or Initial Servicer under the Loan Agreement or any Transaction Document. Administrative Agent and the Lenders hereby expressly reserve any rights, privileges and remedies under the Loan Agreement and each Transaction Document that Administrative Agent or the Lenders may have with respect to any condition, violation, Unmatured Initial Servicer Default, Initial Servicer Default, Unmatured Event of Default or Event of Default, and any failure by Administrative Agent or the Lenders to exercise any right, privilege or remedy as a result of any such condition, violation, Unmatured Initial Servicer Default, Initial Servicer Default, Unmatured Event of Default or Event of Default shall not directly or indirectly in any way whatsoever either (i) impair, prejudice or otherwise adversely affect the rights of Administrative Agent or the Lenders at any time to exercise any right, privilege or remedy in connection with the Loan Agreement or any Transaction Document, (ii) amend or alter any provision of the Loan Agreement or any Transaction Document or any other contract or instrument, or (iii) constitute any course of dealing or other basis for altering any obligation of Borrower or Initial Servicer or any rights, privilege or remedy of Administrative Agent or the Lenders under the Loan Agreement or any Transaction Document or any other contract or instrument.

Borrower and Initial Servicer are hereby notified that irrespective of any waivers or consents previously granted by Administrative Agent or Lenders regarding the Loan Agreement and the Transaction Documents, Borrower and Initial Servicer will be expected to comply strictly with their duties, obligations and agreements under the Loan Agreement and the Transaction Documents.

ARTICLE V

Ratifications, Representations and Warranties; Release of Claims

5.1       Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Loan Agreement and the other Transaction Documents, and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Loan Agreement and the other Transaction Documents are ratified and confirmed and shall continue in full force and effect. Borrower, Initial Servicer, Lenders and Administrative Agent agree that the Loan Agreement and the other Transaction Documents shall continue to be legal, valid, binding and enforceable in accordance with their respective terms. Each such party agrees that this Amendment is not intended to and shall not cause a novation with respect to any or all of the obligations under the Loan Agreement.

5.2       Representations and Warranties. Each of Borrower and Initial Servicer hereby represents and warrants to Administrative Agent that (a) the execution, delivery and performance of this Amendment and any and all other Transaction Documents executed and/or delivered in connection herewith have been authorized by all requisite action (as applicable) on the part of such Person and will not violate the organizational documents of such Person; (b) the execution, delivery and performance of this Amendment and any and all other Transaction Documents executed and/or delivered in connection herewith has been fully and validly authorized by such Person; (c) other than the Existing Initial Servicer Default and Existing Defaults (each as defined in the Limited Waiver), no Default or Event of Default under the Loan Agreement has occurred and is continuing; (d) other than the Existing Initial Servicer Default and Existing Defaults (each as defined in the Limited Waiver), each of Borrower and Initial Servicer is in full compliance in all material respects with all covenants and agreements contained in the Loan Agreement and the other Transaction Documents; and (e) except as disclosed to Administrative Agent, none of Borrower, or Initial Servicer has amended any of its organizational documents since the date of the Loan Agreement.

5.3       Release of Claims.

(a)        In consideration of the agreements of Administrative Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower and Initial Servicer (together with their Affiliates, the “Loan Parties”), on behalf of each of their respective successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Administrative Agent and Lenders, their successors and assigns, their present and former shareholders, affiliates, subsidiaries, divisions, and predecessors, and the respective directors, officers, attorneys, employees, agents and other representatives of each of the foregoing (Administrative Agent, each Lender and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, each Loan Party or any of their successors, assigns, or other legal representatives now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever arising at any time based on facts or circumstances in existence on or prior to the date of this Amendment and are for or on account of, or in relation to, or in any way in connection with any of the Loan Agreement, or any of the other Transaction Documents or transactions thereunder or related thereto.

(b)        Each Loan Party understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(c)        Each Loan Party agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

(d)        Each Loan Party, on behalf of itself and its respective successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by each Loan Party or any other Person pursuant to this Section 5.3. If any Loan Party or any of their respective successors, assigns or other legal representatives violates the foregoing covenant, each Loan Party, for itself and its successors, assigns and legal representatives, agrees to pay, jointly and severally, in addition to such other damages as any Releasee sustains as a result of such violation, all attorneys’ fees and costs incurred by any Releasee as a result of such violation.

ARTICLE VI

Miscellaneous Provisions

6.1       Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

6.2       Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument. This Amendment may be executed by facsimile transmission, which facsimile signatures shall be considered original executed counterparts for purposes of this Section 6.2, and each party to this Amendment agrees that it will be bound by its own facsimile signature and that it accepts the facsimile signature of each other party to this Amendment.

6.3       Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

6.4       Applicable Law. THIS AMENDMENT AND ALL OTHER TRANSACTION DOCUMENTS EXECUTED PURSUANT HERETO SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

6.5       Effectiveness. This Amendment shall become effective upon the execution thereof by all parties and satisfaction of the conditions precedent set forth in Article III, and shall cease to be effective (and the provisions of the Loan Agreement and each other Transaction Document amended hereby shall revert to those in existence prior to the execution of this Amendment) at the close of business on April 15, 2020 if the Borrower has not paid in full by April 15, 2020 all costs and expenses of the Administrative Agent (including fees of legal counsel to the Administrative Agent) invoiced on or before April 13, 2020.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, this Amendment has been executed and is effective as of the date first above-written.

BORROWER:

EXELA RECEIVABLES 1, LLC

By:	/s/ James G Reynolds
Name:	James G. Reynolds
Title:	Chief Financial Officer

INITIAL SERVICER:

EXELA TECHNOLOGIES, INC.

By:	/s/ James G Reynolds
Name:	James G. Reynolds
Title:	Chief Financial Officer

ADMINISTRATIVE AGENT:

TPG SPECIALTY LENDING, INC.

By:	/s/ Robert (Bo) Stanley
Name:	Robert (Bo) Stanley
Title:	President

LENDERS:

TPG SPECIALTY LENDING, INC.

By:	/s/ Robert (Bo) Stanley
Name:	Robert (Bo) Stanley
Title:	President

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Michael Brown
Name:	Michael Brown
Title:	Sr. Vice President

Acknowledged and agreed:

EXELA TECHNOLOGIES, INC.,
as Performance Guarantor

By:	/s/ James G Reynolds
Name:	James G. Reynolds
Title:	Chief Financial Officer

EXELA RECEIVABLES HOLDCO, LLC,
as Pledgor

By:	/s/ James G Reynolds
Name:	James G. Reynolds
Title:	Chief Financial Officer